Exhibit 10.8
Heska Corporation
2011 Management Incentive Plan
1.	The Category Percentages for the 2011 MIP are as follows:

Title	Heska MIP
Chief Executive Officer	50.0% of base pay
President	35.0% of base pay
Chief Financial Officer	35.0% of base pay
Executive Vice Presidents	35.0% of base pay
Vice Presidents	35.0% of base pay
Managing Directors	25.0% of base pay
Directors	25.0% of base pay
2.	The Plan Allocation for the 2011 MIP is as follows:

50% on overall achievement of the Financial Performance Metric (“FPM”) and 50% on Strategic Growth Initiatives (“SGI”).

3.	The Key Parameters for the 2011 MIP are as follows:
•	Pre-MIP Operating Income — 50%

•	Strategic Growth Initiative Milestone Achievement — 50%, as defined below
•	Growth Initiative A
•	Milestone A: Execute contract by end of Q2 2011
•	Growth Initiative B
•	Milestone B1: Execute contract by end of Q2 2011

•	Milestone B2: Launch first product by end of Q3 2011
•	Growth Initiative C
•	Milestone C1: Execute agreement by end of Q3 2011

•	Milestone C2: Formalize alliance by end of Q3 2011
4.	The Payout Structure for the 2011 MIP is as follows:
•	For FPM of Pre-MIP Operating Income see the attached table

•	For SGI, achievement of milestones and Pre-MIP Operating Income of $1,500,000, see the attached table. Each milestone is worth 20% of the potential MIP payout for SGI

•	Payouts for each parameter will be calculated independent of the success or failure of the other parameter

•	Maximum MIP Payout for Proposed 2011 MIP for the financial metric parameter is paid at $5,562,500 of Pre-MIP Operating Income and 100% achievement of the five milestones for SGI

•	For example, 100% achievement of the SGI milestones and $1,300,000 of Pre-MIP Operating Income would pay no MIP for either category. Achievement of 60% of the SGI milestones and $3,177,072 of Pre-MIP Operating Income would pay MIP of $315,000 for SGI and $315,000 for FPM

•	Any MIP payment in excess of the Maximum MIP Payout shall be at the sole and absolute discretion of the Compensation Committee
Heska Corporation
2011 MIP Payout Table

			FPM
Operating		Operating	MIP	50% FPM
Income		Income	Payout	MIP	SGI Payout	Total Payout
Pre-MIP		Post-MIP	%	Amount	Amount*	Amount
1,500,000		975,000	0%	—	525,000	525,000
1,779,512		1,202,012	10%	52,500	525,000	577,500
2,059,024		1,429,024	20%	105,000	525,000	630,000
2,338,536		1,656,036	30%	157,500	525,000	682,500
2,618,048		1,883,048	40%	210,000	525,000	735,000
2,897,560		2,110,060	50%	262,500	525,000	787,500
3,177,072		2,337,072	60%	315,000	525,000	840,000
3,456,584		2,564,084	70%	367,500	525,000	892,500
3,736,096		2,791,096	80%	420,000	525,000	945,000
4,015,608		3,018,108	90%	472,500	525,000	997,500
4,295,125		3,245,125	100%	525,000	525,000	1,050,000
4,548,600		3,446,100	110%	577,500	525,000	1,102,500
4,802,075		3,647,075	120%	630,000	525,000	1,155,000
5,055,550		3,848,050	130%	682,500	525,000	1,207,500
5,309,025		4,049,025	140%	735,000	525,000	1,260,000
5,562,500		4,250,000	150%	787,500	525,000	1,312,500
5,562,500	+	4,250,000	Capped

*	Assumes 100% achievement of milestones.